UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

V2K International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401
 (Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code: (303) 202-1120

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 30, 2008, the registrant consolidated and restructured amounts previously loaned to the registrant by Gordon E. Beckstead, R.J. Wittenbrink, and Victor J. Yosha, all of whom are officers and directors of the registrant.  The amounts had been loaned to the registrant primarily as demand notes with interest at 12% per annum.

The new notes are secured by the assets of V2K Technology, a wholly owned subsidiary of the registrant, and mature nine months from date of issuance, subject to a three-month extension at the option of registrant. Interest is paid semi-annually and accrues at the rate of 12% per annum.  The notes are convertible into shares of the registrant’s common stock at any time at the option of the holder at 90% of the volume-weighted average price for the 20 trading days immediately preceding the date of conversion, subject to a floor price of $0.15.

For each dollar that has been loaned, the registrant issued two redeemable common stock purchase warrants, one of which is exercisable at $0.15 per share for two years and one of which is exercisable at $0.25 for three years.  Each warrant is exercisable to purchase one share of common stock.

Accordingly, the registrant issued new notes and warrants as follows:

Lender	Amount of new note	Number of $0.15 warrants	Number of $0.25 warrants
Gordon E. Beckstead	$360,413	360,413	360,413
R.J. Wittenbrink	$52,359	52,359	52,359
Victor J. Yosha	$318,681	318,681	318,681

Item 9.01              Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Convertible Note in Favor of Gordon E. Beckstead dated September 30, 2008

10.2	Convertible Note in Favor of R. J. Wittenbrink dated September 30, 2008

10.3	Convertible Note in Favor of Victor J. Yosha dated September 30, 2008

10.4	Guarantee and Security Agreement dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2K INTERNATIONAL, INC.
October 6, 2008	By: /s/ Samuel Smith Samuel Smith, Executive Vice President

EXHIBIT INDEX
Regulation S-K Number	Document

10.1	Convertible Note in Favor of Gordon E. Beckstead dated September 30, 2008

10.2	Convertible Note in Favor of R. J. Wittenbrink dated September 30, 2008

10.3	Convertible Note in Favor of Victor J. Yosha dated September 30, 2008

10.4	Guarantee and Security Agreement dated September 30, 2008